                                                                      EXHIBIT 11

                     MICRO WAREHOUSE, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                             THREE MONTHS ENDED                NINE MONTHS ENDED
                                                               SEPTEMBER 30,                     SEPTEMBER 30,
                                                            1999           1998             1999              1998
                                                        -----------    --------------    ------------      ------------
Net income                                                 $12,953           $11,863         $37,246           $16,585
                                                        ===========    ==============    ============      ============

Shares
Weighted average common shares outstanding - Basic         35,763             34,816          35,611            34,695
Common equivalent shares                                       35                775             493               386
                                                        -----------    --------------    ------------      ------------

Weighted average common shares and common equivalent
shares outstanding - Diluted                                35,798            35,591          36,104            35,081
                                                        ===========    ==============    ============      ============
Net income per share - Basic                                 $0.36             $0.34           $1.05             $0.48
                                                        ===========    ==============    ============      ============

Net income per share - Diluted                               $0.36             $0.33           $1.03             $0.47
                                                        ===========    ==============    ============      ============






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